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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                          MARCH 4, 2003 (MARCH 3, 2003)



                                 ZIX CORPORATION
                                 ---------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    TEXAS                            0-17995                  75-2216818
    -----                            -------                  ----------
(STATE OR OTHER                 (COMMISSION FILE             (IRS EMPLOYER
JURISDICTION OF                      NUMBER)                IDENTIFICATION NO.)
INCORPORATION)

                            2711 NORTH HASKELL AVENUE
                                SUITE 2300, LB 36
                            DALLAS, TEXAS 75204-2960
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 (214) 370-2000


                                ZIXIT CORPORATION
                                -----------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)




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ITEM 5.  OTHER EVENTS.

         On March 3, 2003, Zix Corporation (the "Registrant") entered into a binding agreement with the holders of certain warrants (the "Existing Warrants") to purchase 386,473 shares of the Registrant's common stock, par value $0.01 per share (the "Common Stock"), providing, subject to the terms and conditions of the agreement, for the exercise of the Existing Warrants and the issuance by the Registrant of replacement warrants to such holders (the "Replacement Warrants") to purchase shares of Common Stock (collectively, the "Exchange").

         Following is a summary of the material terms of the Exchange, which terms are qualified in their entirety by reference to the full text of the underlying documents governing the Exchange filed as exhibits to this report and incorporated herein by reference.

         The Registrant entered into an Agreement Regarding Exercise and Issuance of Warrants (the "Exchange Agreement") with the investors named therein (the "Investors"). The Investors are the holders of the Existing Warrants, which are exercisable, as of the date hereof, for an aggregate of 386,473 shares of Common Stock at an exercise price of $4.14 per share of Common Stock.

         Pursuant to the Exchange Agreement, the Investors will be obligated, subject to certain conditions, to exercise all or any portion of the Existing Warrants held by them on each business day following a trading day on which the weighted average market price of the Common Stock is at least $4.50 per share (a "Trigger Day"). The extent to which an Investor must exercise an Existing Warrant on any such business day is based on the daily trading volume in the Common Stock on the corresponding Trigger Day. Required exercises under the Exchange Agreement will occur only during a ninety day period beginning on the date that the first exercise of Existing Warrants takes place (the "Exercise Period"). The Investors are also permitted to exercise all or any portion of the Existing Warrants held by them at any time, or from time-to-time, regardless of the market price or trading volume of the Common Stock.

         Once the Exchange Warrants have been fully exercised or the Exercise Period has expired, the Company will be obligated to issue Replacement Warrants to the Investors. The intention of the parties is that the Replacement Warrants will have substantially the same economic value to the holders as the Existing Warrants that have been exercised, based on the application of a Black-Scholes formula. The number of shares of Common Stock covered by the Replacement Warrants will be calculated based on the Black-Scholes formula applied at the time of each exercise of Existing Warrants, and the Replacement Warrants will have an exercise price of $5.00 per share of Common Stock, subject to adjustment in certain events. The Company may also be required to issue Replacement Warrants prior to the end of the Exercise Period if certain events requiring an adjustment to the exercise price of the Existing Warrants occur.

         The Registrant and the Investors entered into a Registration Rights Agreement with respect to the Replacement Warrants, pursuant to which the Registrant has agreed to prepare and file, within fifteen days of the date of issuance of the Replacement Warrants, a registration statement covering the resale of 110% of the shares of Common Stock issuable upon the exercise



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of the Replacement Warrants (the "New Registration Statement"). The Registrant
is required to have the New Registration Statement declared effective within ninety days of the date of issuance of the Replacement Warrants. The holders of the Replacement Warrants are entitled to receive from the Registrant substantial cash damages in the event the Registrant fails to file the New Registration Statement, or have the New Registration Statement declared effective, within the time limits set forth above.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               ZIX CORPORATION


Date:  March 4, 2003                           By:  /s/ Steve M. York
                                                   ------------------
                                                   Steve M. York
                                                   Senior Vice President,
                                                   Chief Financial Officer
                                                   and Treasurer





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                                INDEX TO EXHIBITS

Exhibit
Number         Description
-------        -----------
*4.1     Agreement Regarding Exercise and Issuance of Warrants, dated March 3,
         2003, by and between Zix Corporation and the Investors named therein
         (including schedules but excluding exhibits).

*4.2 Form of Warrant to purchase shares of common stock of Zix Corporation, issued by Zix Corporation.

*4.3     Registration Rights Agreement, dated March 3, 2003, by and among Zix
         Corporation and the Investors named therein.

----------

* Filed electronically herewith



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